2ND ADDENDUM OF AMENDMENT
DATED AS OF 19TH JUNE 2012

to Loan Agreement Dated as of October 5, 2010

By and between:	HOMI Industries Ltd, an Israeli company, #512805193, of 1 Aba Even Street, Merkazim Bldg. A, Herzliya Pituach 46725, Israel; duly represented by its Directors Mr D. Cohen and Mr J. Ronnel (“HOMI”);

And:
TOMWOOD LIMITED, a BVI company with a registered office at Vanterpool Plaza, 2nd floor, Wickhams Cay I, Road Town, Tortola, British Virgin Islands, and whose correspondence address for the purposes of this Agreement shall be at 8, rue Eynard, 1205, Geneva, Switzerland, represented by Isaac Elbaz, email: ielbaz@bluewin.ch (“Lender”)

RECITALS:	(A)
Further to the loan agreement between the Parties, dated as of October 5, 2010 (the “Agreement”), as amended pursuant to the 1st Addendum of Amendment dated September 12, 2011, pursuant to which Lender loaned USD 2,000,000 (two million US Dollars) to HOMI (the “Loan”), Lender gave written notice to HOMI, dated June 5, 2012, of its offer, valid until June 21, 2012, to convert the entire Loan into shares of the common stock of Hotel Outsource Management International, Inc. (“HOMI Inc.”), subject to the price per share in such conversion being $0.0181 (the “Offer”).

(B)
HOMI approved the Offer, and, in respect of conversion of the Loan into shares of HOMI Inc.’s common stock, it referred the matter to HOMI Inc., which approved the Offer by means of resolution of its Board of Directors.

All capitalized terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Agreement.

1.	Conversion

It is hereby agreed that new Section 5.2A is added to the Agreement, as follows:

“5.2A
For a full conversion of the entire Loan, occurring during June or July 2012, the conversion will be a price per share of $0.0181, such that, in the event of such conversion, the entire Loan will be converted into 110,497,238 shares of HOMI Inc.’s common stock.”

2.	No Other Amendment

For avoidance of any doubt, any provision of the Agreement not amended herein shall continue in full force and effect, such that the Agreement remains in full force and effect, in accordance with its terms, as amended pursuant to the 1st Addendum of Amendment and this 2nd Addendum of Amendment.

In witness whereof the Parties have executed this 2nd addendum of Amendment:

_______________________________ HOMI Industries Ltd	________________________________ TOMWOOD LIMITED

We, Hotel Outsource Management International, Inc., confirm and agree to abide by the provisions of Section 1 of this Addendum of Amendment above.

__________________________________________
Hotel Outsource Management International, Inc.